UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2023

EVmo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2301 North Sepulveda Boulevard Manhattan Beach, California	90266
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

EVmo, Inc., a Delaware corporation (the “Company”), is in the process of finalizing its annual report on Form 10-K (the “10-K”) for the fiscal year ended December 31, 2022 (“Fiscal 2022”), which was originally scheduled to be filed on March 31, 2023. The Company previously filed a notification of late filing on Form 12b-25, which provided for an automatic extension of fifteen calendar days to file the 10-K.

The Company had anticipated filing the 10-K on the final day of the extension period, or April 17, 2023, but it has determined that the financial close process for Fiscal 2022 will require several more days to complete. Accordingly, the 10-K will be filed after the extension period expires. The Company expects to file the 10-K at some point in the next several business days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2023	EVmo, Inc.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer